UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2011

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 28, 2011, the Board of Directors of First PacTrust Bancorp, Inc. (the "Company") approved an amendment to Section A of Article 6 of the Company’s charter to increase the number of shares of common stock the Company is authorized to issue from 20,000,000 to 200,000,000 and the number of shares of preferred stock the Company is authorized to issue from 5,000,000 to 50,000,000.

While the Company has no immediate plans to issue any of the additional authorized shares, the purpose of the amendment is to give the Company greater flexibility in connection with the implementation of its previously announced growth strategy.

A copy of the articles of amendment to the Company’s charter to effect the amendment, as filed with and accepted by the Maryland Department of Assessments and Taxation on March 3, 2011, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Articles of Amendment to the Company’s Charter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

March 4, 2011	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: Executive Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Company’s Charter